Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(5)

(Form Type)

Healthpeak Properties, Inc.

Healthpeak OP, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Healthpeak Properties, Inc.
Debt	Guarantees of 4.300% Senior Notes due 2027 of Physicians Realty, L.P.	Rule 457(o)	$400,000,000	—	$400,000,000	0.00014760	$59,040
Debt	Guarantees of 3.950% Senior Notes due 2028 of Physicians Realty, L.P.	Rule 457(o)	$350,000,000	—	$350,000,000	0.00014760	$51,660
Debt	Guarantees of 2.625% Senior Notes due 2031 of Physicians Realty, L.P.	Rule 457(o)	$500,000,000	—	$500,000,000	0.00014760	$73,800
Healthpeak OP, LLC
Debt	Guarantees of 4.300% Senior Notes due 2027 of Physicians Realty, L.P.	Rule 457(o)	$400,000,000	—	$400,000,000	0.00014760	$59,040
Debt	Guarantees of 3.950% Senior Notes due 2028 of Physicians Realty, L.P.	Rule 457(o)	$350,000,000	—	$350,000,000	0.00014760	$51,660
Debt	Guarantees of 2.625% Senior Notes due 2031 of Physicians Realty, L.P.	Rule 457(o)	$500,000,000	—	$500,000,000	0.00014760	$73,800
Total Offering Amounts					$2,500,000,000		$369,000
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$369,000

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this calculation, the maximum aggregate offering price, which is estimated solely for the purposes of calculating the registration fee, is the aggregate principal amount outstanding of each series of Physicians Realty, L.P. debt securities that would be amended and receive the guarantees registered hereby. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrants’ Registration Statements on Form S-3 (Nos. 333-276954 and 333-276954-01), in accordance with Rules 456(b) and 457(r) under the Securities Act.